Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2018, with respect to the financial statements and supplemental schedule included in the Annual Report of the Black Knight 401(k) Profit Sharing Plan on Form 11-K for the period September 29, 2017 to December 31, 2017. We hereby consent to the incorporation by reference of said report in the Registration Statement of Black Knight, Inc. on Form S-8 (File No. 333-220786, effective October 3, 2017).

/s/ GRANT THORNTON LLP
Charlotte, North Carolina
June 28, 2018